 As filed with the Securities and Exchange Commission on September 16, 1999
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   -------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                         MULTIPLE ZONES INTERNATIONAL, INC.
               (Exact name of registrant as specified in its charter)

              Washington                              91-1431894
   (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                707 South Grady Way
                           Renton, Washington 98055-3233
                                   (425) 430-3000

           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -------------------------

   Multiple Zones International, Inc.      Multiple Zones International, Inc.
        1993 Stock Incentive Plan            1999 Director Stock Option Plan

                             -------------------------

                 James H. Bromley, Senior Vice President -- Finance
                                707 South Grady Way
                           Renton, Washington 98055-3233
                                   (425) 430-3000

             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                             -------------------------

                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
 Title of Securities to Be                                Proposed Maximum Aggregate   Amount of
 Registered                 Amount to be Registered (1)   Offering Price (2)           Registration Fee
---------------------------------------------------------------------------------------------------------
 Common Stock               1,150,000 shares              $6,217,188                   $1,728.38
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plans as a result of the adjustment provisions therein, and (ii) if any interests in the Plans constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plans.

(2) Computed pursuant to Rules 457(c) and 457(h) based on an offering price of $5.40625 ($5-13/32) per share (the average of the high and low prices on September 9, 1999, as reported by the Nasdaq Stock Market).

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          2. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

          3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on May 3, 1996 under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article VI,
Section 6.5.1, of the Registrant's Restated Articles of Incorporation and
Article X of the Registrant's Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The Registrant has entered into agreements with all of its executive officers and all outside directors to indemnify them against certain claims and liabilities arising out of their service as officers and directors, as applicable, and to advance expenses to defend claims subject to indemnification. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Registrant for such purpose. The Registrant currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $5,000,000.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI, Section 6.6, of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders. In addition, the Registrant has agreed to release the directors from certain liabilities to the Registrant that would otherwise arise out of their service as directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS


     EXHIBIT
     NUMBER     DESCRIPTION
     5          Opinion of Graham & James LLP/Riddell Williams P.S.

     23.1 Consent of Graham & James LLP/Riddell Williams P.S. (included in Exhibit 5)

     23.2       Consent of PricewaterhouseCoopers LLP, Independent Accountants

     24         Powers of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 16, 1999.

                                        MULTIPLE ZONES INTERNATIONAL, INC.

                                   By   /s/ Firoz H. Lalji
                                        ----------------------------------------
                                        Firoz H. Lalji, Chairman of the Board,
                                         President and Chief Executive Officer

                                 POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Firoz H. Lalji and James H. Bromley, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

          SIGNATURE                       TITLE                     DATE


 /s/ Firoz H. Lalji           Chairman of the Board,         September 16, 1999
 ---------------------------      President and Chief
 Firoz H. Lalji                   Executive Officer
                                  (Principal Executive
                                  Officer)

 /s/ James H. Bromley         Senior Vice President -        September 16, 1999
 ---------------------------      Finance, Chief Financial
 James H. Bromley                 Officer and Secretary
                                  (Principal Financial and
                                  Accounting Officer)

 /s/ John H. Bauer            Director                       September 16, 1999
 ---------------------------
 John H. Bauer


 /s/ John T. Carleton         Director                       September 16, 1999
 ---------------------------
 John T. Carleton


 /s/ Richard E. Carter        Director                       September 16, 1999
 ---------------------------
 Richard E. Carter


 /s/ Kathleen S. Pushor       Director                       September 16, 1999
 ---------------------------
 Kathleen S. Pushor

                                    EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
5          Opinion of Graham & James LLP/Riddell Williams P.S.

23.2       Consent of PricewaterhouseCoopers, LLP, Independent Accountants
